Exhibit 107

Calculation of Filing Fee Table

Form S-1
(Form Type)

Adial Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share (“Common Stock”)(2)	457(o)			$5,000,000	$0.00015310	$765.50
Other	Pre-Funded Warrants to purchase Common Stock(3)(4)	457(g)			—			(3)(4)
Equity	Common Stock underlying the Pre-Funded Warrant(3)	457(o)			—			(3)(4)
Other	Series D Warrants to purchase Common Stock(4)	457(g)			—			(4)
Equity	Common Stock underlying the Series D Warrants to purchase Common Stock	457(o)			$5,000,000	$0.00015310	$765.50
Other	Series E Warrants to purchase Common Stock(4)	457(g)			—			(4)
Equity	Common Stock underlying the Series E Warrants to purchase Common Stock	457(o)			$5,000,000	$0.00015310	$765.50
	Total Offering Amounts				$15,000,000	$0.00015310	$2,296.50
	Total Fees Previously Paid						—
	Total Fee Offsets						—
	Net Fee Due						$2,296.50

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Series D Warrants, the Series E Warrants or the Pre-Funded Warrants because these warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Series D Warrants, the Series E Warrants and the Pre-Funded Warrants.